ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is entered into as of February 9, 2015 (the “Effective Date”) by and between OverAdMedia, a sole proprietorship, (“Seller”), and Sydys Corp., a Nevada corporation (“Purchaser”).  The Seller and the Purchaser shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Seller is the owner and operator of certain assets necessary to provide media services and online advertising to various clients and certain other intellectual property as described on Exhibit A (the “Assets”);

WHEREAS, the Seller desires to sell to Purchaser, and the Purchaser desires to purchase and acquire from the Seller, Seller’s interest in the Assets according to the terms set forth herein; and

WHEREAS, as a result of the purchase of the Assets, the principals of the Seller will own a majority of the ownership interest in the Purchaser;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereby agree as follows:

I.

Purchase and Sale of the Assets

1.1

Purchase and Sale of Assets.  The Seller hereby sells, transfers, assigns, and delivers to the Purchaser, free and clear of any liens or encumbrances of any kind, all of the Seller’s right, title, and interest in the Assets.

1.2

Assumption of Liabilities.  The Purchaser will assume any liabilities or obligations related to the Assets.

1.3

Bill of Sale and Assignment.  At the Closing, (a) Seller shall deliver to Purchaser (i) the Bill of Sale in the form of Exhibit B hereto (the “Bill of Sale”), and (ii) the Assignment in form of Exhibit C hereto (the “Assignment”), (b) Purchaser shall deliver the Purchase Price, and (c) both Seller and Purchaser shall each make the other deliveries required by Section 5 hereof.

1.4

Conditions Precedent to Closing. This Agreement, and the transactions contemplated hereby, the obligations of the Purchaser to deliver the Purchase Price, the Seller to deliver the Bill of Sale and Assignment, and the Parties to satisfy their other obligations hereunder shall be subject to the fulfillment by the Parties (or waiver by the Parties), at or prior to the Closing, of the following conditions, which the Purchaser and the Seller agree to use their best efforts to cause to be fulfilled:

(a)

Representations, Performance. As of the Closing, the representations and warranties contained in this Agreement shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing with the same effect as though made at and as of the Closing.

(b)

Corporate Consents and Authorizations; Officers and Directors.  Any required consent to the transactions contemplated by this Agreement shall have been obtained or waived, so that upon completion of the transactions at the Closing under the Agreement, (i) the Sole Director appoints and elects Michael Warsinske, John Abraham and Mark Noffke, to serve as directors of the Company (the “New Directors”), (ii) the New Directors accept the resignation of Kenny J. Koock, as a director and officer of the Company, and (iii) the New Directors appoint and elect Michael Warsinske, John Abraham and Mark Noffke, to serve as the Company’s Chief Executive Officer, President and Secretary/Treasurer, respectively, the “New Officers”.

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(c)

Proceedings and Documentation.  Seller shall furnish the Purchaser with Seller’s audited financial statements for the fiscal years ended December 31, 2013 and 2012 (the “Seller’s Audited Financials”), along with the audit report, with respect thereto, issued by a PCAOB registered firm. In addition, Seller shall furnish the Purchaser with Seller’s unaudited financial statements for the nine month periods ending September 30, 2014 and 2013 (the “Seller’s Unaudited Financials”). The Seller’s Audit Financials and the Seller’s Unaudited Financials will fairly present in all material respects the results of operations of Seller for the periods therein set forth, subject to normal year-end adjustments, in each case in accordance with generally accepted accounting principles applied on a consistent basis. Seller's revenue recognition policies with respect to the Seller’s Audited Financials and the Seller’s Unaudited Financials have been made in accordance with generally accepted accounting principles.

(d)

SEC Filings. As of the Closing, the Purchaser’s common stock, par value $0.001 per share (the “Common Stock”) is registered under Section 12 (g) of the Securities Exchange Act of 1934, as amended (the “Exchange”) and the Purchaser is current in filing all reports required to be filed under Section 13 or 15(d) and Section 16 of the Exchange Act.

(e)

Settlement of Purchaser’s Outstanding Liabilities. Other than the Loan from Seller specified under Section 2.1 of this Agreement, Purchaser’s liabilities as of the Closing Date shall not exceed $1,000, and Purchaser will provide Seller the copies of all of the executed Debt Forgiveness and Releases obtained by Purchaser in connection with the settlement of Purchaser’s liabilities.

(f)

Other Consents and Approvals.  All consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are (1) necessary to enable Purchaser to fully operate the business of Purchaser as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained.  Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

1.5

Closing.  The closing shall be deemed to have taken place on the Closing Date, which shall be no later than February 28, 2015, unless extended by the mutual written consent of the parties. At the Closing, the Purchaser will purchase the Assets and Seller will sell the Assets in consideration of the issuance to Seller of shares of the Purchaser’s Common as provided in Section II of this Agreement.

1.6

Post-Closing Activities.  At any time after the Closing Date, upon any Party’s written request and without further consideration, the other Party shall take such other actions as the requesting Party may reasonably deem necessary or desirable in order to consummate the terms, and recognize the benefits, of obligations under and transactions contemplated by this Agreement.

II.

Loan, Settlement of Creditor Claims, and Purchase Price

Following the execution of this Agreement, and until such time as the conditions precedent to the Closing specified under Section 1.4 of this Agreement, Purchaser and Seller agree that:

2.1

In connection with the Seller’s sale, transfer and assignment of the Assets it is agreed by the parties that prior to the Closing Date the Seller shall loan $40,000 to the Purchaser for the purpose of paying or otherwise settling outstanding liabilities of the Purchaser (the “Loan”). The Loan shall be made to the Purchaser in accordance with the terms of the Demand Promissory Note in the form attached hereto as Exhibit D. The Loan will be allocated to the Purchaser’s creditors in accordance with a mutually agreed list of liabilities and the Purchaser shall cause each creditor to execute a Debt Forgiveness and Release in the form attached hereto as Exhibit E.

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2.2

In connection with the Seller’s sale, transfer and assignment of the Assets it is agreed by the parties the prior to the Closing Date the Purchaser will issue 1,500,000 shares of the Purchaser’s Common Stock for purposes of settling outstanding liabilities of the Purchaser (the “Creditor Shares”). The Creditor Shares will be allocated to the Purchaser’s creditors in accordance with a mutually agreed list of

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liabilities and the Purchaser shall cause each creditor to execute a Debt Forgiveness and Release in the form attached hereto as Exhibit E.

2.3

In connection with the Seller’s sale, transfer and assignment of the Assets it is agreed by the parties that Purchaser shall issue the Seller 10,000,000 shares of the Purchaser’s Common Stock (the “Purchase Price”).

III.

Representations and Warranties of the Seller

The Seller represents and warrants to the Purchaser, as of the date of this Agreement and again as of the Closing, as follows:

3.1

Organization.  The Seller is a sole proprietorship doing business in the State of Washington, and has all requisite corporate power and authority to carry on its business as now conducted by it and to own and operate its assets as now owned and operated by it.

3.2

Authority; Enforceability.

(a)

The Seller has the right, power, and authority to execute and deliver the transaction documents executed or to be executed by the Seller pursuant to this Agreement, and to perform its obligations thereunder.  The transaction documents, to which the Seller is a Party, constitute (or will, when executed and delivered as contemplated herein, constitute) the legally binding obligations of the Seller, enforceable in accordance with their respective terms.

(b)

The execution, delivery, and performance of the transaction documents by the Seller, and the consummation of the transactions contemplated thereby, do not and will not: (i) require the consent, waiver, approval, license, or other authorization of any Person, except as provided for herein; (ii) violate any of provision of applicable law; or (iii) conflict with, require a consent or waiver under, result in the termination of any provisions of, constitute a default under, accelerate any obligations arising under, trigger any payment under, result in the creation of any lien pursuant to, or otherwise adversely affect, any contract to which the Seller is a party or by which any of its assets are bound, in each such case whether with or without the giving of notice, the passage of time, or both.

(c)

All requisite action has been taken by the Seller to authorize and approve the execution and delivery of the transaction documents, the performance by the Seller of its obligations thereunder, and of all other acts necessary or appropriate for the consummation of the transactions contemplated by the transaction documents.

3.3

Legal Actions. There is no demand, action, suit, claim, proceeding, complaint, grievance, charge, inquiry, hearing, arbitration, or governmental investigation of any nature, public or private, (each, a “Proceeding”) pending or, to the knowledge of the Seller, threatened by or against the Seller (or any of its officers, directors, partners, or employees) related to the Assets, or involving any of the Assets, nor is there any basis for any such legal proceeding.

3.4

Personal Property and Title to the Assets.  The Assets were acquired by the Seller in bona fide, arms-length transactions entered into in the ordinary course of business.  The Seller owns, and at the Closing, the Purchaser shall be vested with, all right, title, and interest in and to all of the Assets, as stated in the Bill of Sale and the Assignment, free and clear of any and all liens, unless otherwise specified.

3.5

Tax Matters.  All taxes due and payable by the Seller (whether or not shown on any tax return) relating to the Assets or which could result in a lien on the Assets have been paid.  No claim has ever been made by an authority in a jurisdiction where the Seller does not file tax returns that the Seller is or may be subject to taxation by that jurisdiction in connection with or as a result of the ownership of the Assets. All taxes that the Seller is or was required by applicable law to withhold or collect which could result in a lien on the Assets have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authority or other person or, if not paid, have been appropriately reserved.

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3.6

Material Contracts. The Seller has previously delivered to the Purchaser true and correct copies of all such material contracts (or accurate written summaries of any oral material contract) related to the Assets, each as currently in effect. The Seller has not breached, violated, or defaulted under (or taken or failed to take any action that, with the giving of notice, the passage of time, or both would constitute a breach, violation, or default under), or received notice alleging that the Seller has breached, violated, or defaulted under (or taken or failed to take any action that, with the giving of notice, the passage of time, or both would constitute a breach, violation, or default under) any contract included in the Assets.  No other party obligated to the Seller pursuant to any such contract has breached, violated, or defaulted under (or taken or failed to take any action that, with the giving of notice, the passage of time, or both would constitute a breach, violation, or default under) any such contract. All of the contracts included in the Assets: (i) were entered into in the ordinary course of business on commercially reasonable terms, with bona fide third parties in arms-length transactions; (ii) are valid and enforceable in accordance with their terms; (iii) are in full force and effect; and (iv) will continue to be valid and enforceable and in full force and effect on identical terms following the Closing.  All such contracts can be fulfilled or performed in accordance with their respective terms in the ordinary course of business without undue or unusual expenditures of money or effort.

3.7

Certain Changes.  Up to the Closing Date, the Seller has owned the rights to the Assets, solely in the ordinary course of business consistent with past practices, and the Seller has used its reasonable best efforts to preserve the Assets.  Without limiting the foregoing, as of the Closing Date there has not been any:

(a)

event or circumstance that has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on, or a material adverse change in, the operations, affairs, prospects, condition (financial or otherwise), results of operations, or assets associated with the Assets, taken as a whole (“Material Adverse Change”);

(b)

damage, destruction, or loss (whether or not covered by insurance) that resulted in, or could reasonably be expected to result in, losses or diminution of value with respect to the Assets;

(c)

revaluation or write-down of any of the Assets;

(d)

amendment or termination of any material contract other than in the ordinary course of business;

(e)

change in accounting principles, methods, or practices of the Seller relating to the Assets, or in the manner the Seller keeps its books and records relating to the Assets;

(f)

any settlement or compromise in any claim, suit, or cause of action relating to the Assets; or

(g)

agreement by Seller to do, either directly or indirectly, any of the things described in the preceding clauses (a) through (f).

3.8

Brokers.  Neither the Seller nor any other person acting on its behalf has incurred any obligation or liability to any person for any brokerage fees, agent’s commissions, or finder’s fees in connection with the execution or delivery of the Transaction Documents or the consummation of the transactions contemplated hereby.

3.9

Certain Payments. Neither the Seller nor any other person associated with or acting for or on behalf of any of them, has, in connection with the Assets, directly or indirectly:

(a)

made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any applicable law; or

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(b)

established or maintained any fund or asset that has not been recorded in the books and records of Seller maintained in the ordinary course in connection with the Assets.

3.10

Purchase for Own Account.  The Seller represents that it is acquiring the Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

3.11

Further Limitations on Disposition.  The Seller further acknowledges that the Shares are restricted securities under Rule 144 of the Act (as defined below), and, therefore, when issued by the Purchaser to the Seller will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, the Seller further agrees not to make any disposition of all or any portion of the Shares unless and until: (i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the Seller shall have furnished the Purchaser with an opinion of counsel, reasonably satisfactory to the Purchaser, that such disposition will not require registration under the Act or any applicable state securities laws.

IV.

Representations and Warranties of the Purchaser

4.1

Organization, Standing and Power.  The Purchaser hereby represents and warrants to the Seller that Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

4.2

Authority; Enforceability.  The Purchaser has full corporate power and authority to execute and deliver the transaction documents to which they are, or will be, a party, and to perform their obligations thereunder.  The transaction documents to which the Purchaser is a party constitute (or will, when executed and delivered at the Closing, constitute) the legally binding obligations of the Purchaser, enforceable in accordance with their respective terms.  The execution, delivery, and performance of the transaction documents by the Purchaser, and the consummation of the transactions contemplated thereby, do not and will not:

(a)

require the consent, waiver, approval, license or other authorization of any Person;

(b)

violate any provision of Applicable Law applicable to the Purchaser;

(c)

contravene, conflict with, or result in a violation of:  (i) any provision of the Purchaser’s Articles of Incorporation, Regulations, or any other governing or constitutive documents of the Purchaser; or (ii) any resolution adopted by the manager, member, or other governing bodies of the Purchaser; or

(d)

conflict with, result in the termination of any provisions of, constitute a default under, accelerate any obligations arising under, trigger any payment under, or otherwise adversely affect, any material contract to which the Purchaser is a party, which, as to each of (a) through (c), would materially and adversely affect the Purchaser’s ability to consummate the transactions contemplated herein or to perform its obligations under the transaction documents to which the Purchaser is a party.

All requisite corporate action has been taken by the Purchaser authorizing and approving the execution and delivery by the Purchaser of the transaction documents to which the Purchaser is or will be a party, the performance by the Purchaser of its duties and obligations thereunder, and the taking of all other acts necessary and appropriate for the consummation of the transactions contemplated thereby.

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4.3

Capitalization.

The Purchaser represents and warrants to the Seller that:

(a)

Purchaser has 120,000,000 shares of capital stock authorized consisting of 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the date of this Agreement, there are 211,201 shares of Common Stock and no shares of Preferred Stock issued and outstanding. After giving effect to effect to the issuance of 1,500,000 Creditor Shares and the shares issued in connection with the purchase of the Assets, there will be 11,711,201 shares of Common issued and outstanding as of the Closing Date.

(b)

None of Purchaser’s capital stock has been reserved for issuance to any person, and there are no other outstanding rights, warrants, options or agreements for the purchase or exchange of purchaser’s capital stock shares except as provided in this Agreement.

(c)

All of Purchaser’s outstanding capital stock is validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other applicable law.

(d)

The Shares issuable to the Seller will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

4.4

Communications with Regulatory Authorities.  As of the Closing Date the Purchaser has not received any communications for the Securities and Exchange Commission with respect to comments relating to any filing made by the Purchaser with the Securities and Exchange Commission or regarding the Purchaser’s delinquent filing of periodic reports and the commencement of a deregistration proceeding under Section 12(j) of the Exchange Act.

V.

Consents.

The Seller will use its reasonable best efforts to obtain or cause to be obtained any consents required in connection with the transactions contemplated by any of the transaction documents that are requested by the Purchaser and that have not been previously obtained prior to or at the Closing.  Notwithstanding anything to the contrary set forth herein, this Agreement shall not constitute an assignment or attempt to assign or transfer any interest in any contract or permit otherwise included in the Assets, or any claim, right or benefit arising thereunder or resulting therefrom, if such assignment or transfer is without the consent of a third party and would constitute a breach or violation thereof or adversely affect the rights of the Purchaser or the Assets.  Until all such consents are obtained, the Seller shall cooperate in any arrangement reasonably satisfactory to the Purchaser designed to fulfill the Seller’s obligations thereunder and to afford the Purchaser the continued full benefits thereof.

VI.

Covenants

6.1

Further Assurances.  From time to time (including after the Closing), the Parties will execute and deliver such other documents, certificates, agreements, and other writings and take such other actions as may reasonably be necessary or requested by another Party in order to consummate, evidence or implement expeditiously the transactions contemplated by this Agreement.

6.2

Fulfillment of Conditions.  The Parties hereto agree to take and to cause to be taken in good faith commercially reasonable efforts to fulfill, as soon as reasonably practicable, the conditions to Closing.

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6.3

Certain Filings.  The Parties hereto shall cooperate with one another in determining whether any action by or in respect of, or filing with, any governmental authority is required, or any action, consent, approval, or waiver from any party to any contract is required, in connection with the consummation of the transactions contemplated by this Agreement.  Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the Parties hereto shall furnish

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information reasonably required in connection therewith and timely seek to obtain any such actions, consents, approvals, or waivers.

6.4.

Bulk Sales Compliance. Seller and Purchaser shall take any and all actions that Purchaser determines are reasonably necessary to ensure compliance with any bulk transfer laws applicable to the purchase and sale of the Acquired Assets pursuant to the terms hereof.

VII.

Miscellaneous

7.1

 Assignment.  Neither this Agreement nor any interest hereunder will be assignable in part or in whole by either Party without the prior written consent of the non-assigning Party, which consent will not be unreasonably withheld, conditioned, or delayed.

7.2

Governing Law and Venue.  This Agreement is executed pursuant to and shall be interpreted and governed for all purposes under the laws of the State of Nevada. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.  This Agreement shall supersede any previous agreements, written or oral, expressed or implied, between the parties relating to the subject matter hereof.

7.3

Notices.  Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, and may only be delivered or sent via hand delivery, email, or by overnight courier, correctly addressed to the addresses of the parties indicated below or at such other address as such Party shall in writing have advised the other Party.

If to the Purchaser:

If to Seller:

Sydys Corp.

OverAdMedia

______________________

P O Box 22789

________________

Seattle, WA  98122

Attn:  Kenny J. Koock

Attn: Michael Warsinske, CEO

Email: kjkoock@aol.com

Email: mike@overadmedia.com

7.5

Amendment.  No amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

7.6

Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under the applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be in effective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

7.7

Attorneys’ Fees.  In the event that any suit, arbitration, legal action, proceeding, or dispute between the Parties arises in connection with this Agreement, the prevailing Party shall be entitled to recover all expenses, costs, and fees, including reasonable attorney’s fees, actually incurred in association with such action.

7.8

Entire Agreement.  This Agreement, including all exhibits, is the complete, final, and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, and agreements, whether oral or written, between the Parties respecting the subject matter of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“Seller”	“Purchaser”

OverAdMedia	Sydys Corp.
a Nevada corporation

/s/ Michael Warsinske	/s/ Kenneth J. Koock

By: Michael Warsinske	By: Kenny J. Koock
Its: Chief Executive Officer	Its: Chief Executive Officer and Sole Director

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Exhibit A

SELLER’S ASSETS AND CORRESPONDING LIABILITIES

ASSETS	Amount
Current assets
Accounts receivable, net of allowance for doubtful accounts of $0 & $0	191,810
Other current assets	2,000
Total current assets	193,810

Total assets	$193,810
LIABILITIES AND NET WORTH
Current liabilities:
Accounts payable	$245
Accrued interest expense – related party	72,675
Liabilities incurred in third party accounts receivable purchase	497
Related party note payable	117,533
Total current liabilities	190,951

SELLER’S INTANGIBLE ASSETS

www.overadmedia.com

Exhibit B

GENERAL BILL OF SALE

THIS GENERAL BILL OF SALE (this “Bill of Sale”) is made, executed and delivered as of the 13th day of February, 2015, pursuant to an Asset Purchase Agreement dated February 5, 2015 (the “Agreement”) by and between OverAdMedia (the “Purchaser”) and Sydys Corp., a Nevada corporation (“Seller”).  Unless otherwise expressly provided herein, all capitalized terms contained in this Bill of Sale shall have the same meanings as the capitalized terms defined in the Agreement.  This Bill of Sale shall be construed and interpreted in accordance with the Agreement and, in the event of any conflict between the Agreement and this Bill of Sale, the Agreement shall control.

KNOW ALL MEN BY THESE PRESENTS, that Seller, for the consideration described in the Agreement, the receipt of which is hereby acknowledged, but subject to the provisions of the Agreement, does hereby sell, convey, transfer, assign and deliver unto Purchaser, its successors and assigns forever, all of the following assets, rights and interests of the Seller as they shall exist at the time of this Bill of Sale in and to the assets set forth on Exhibit A of the Agreement (collectively the “Assets”).

TO HAVE AND TO HOLD, all and singular, the Acquired Assets unto Purchaser, its successors and assigns, to and for its and their own use and benefit forever.

Seller covenants, from time to time on or after the date hereof, upon reasonable request of Purchaser, to execute and deliver to Purchaser such further instruments of conveyance, transfer and confirmation and to take such other actions as Purchaser may reasonably request in order more effectively to convey and transfer the Assets to, and vest and confirm title to the Assets in, Purchaser.

Seller represents and warrants to Purchaser that, in accordance with the terms of the Agreement and to the extent set forth therein, Seller has good title, free and clear of mortgages, pledges, liens, claims, security interests or encumbrances of any kind to, and the right to transfer to Purchaser, the Assets.

The transfer and conveyance of the Assets is made with full powers of substitution and subrogation of Purchaser in and to all covenants and warranties heretofore given or made by others to Seller in respect of the Assets.

This Bill of Sale shall in all respects be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be performed entirely within such State.

This Bill of Sale and the covenants and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, each of the undersigned has caused this Bill of Sale to be executed by its duly authorized officers as of the 13th day of February 2015, to be effective as of the opening of business on such date.

“Seller”	“Purchaser”

OverAdMedia	Sydys Corp.
a Nevada corporation

/s/ Michael Warsinske	/s/ Kenneth J. Koock

By: Michael Warsinske	By: Kenny J. Koock
Its: Chief Executive Officer	Its: Chief Executive Officer and Sole Director

Exhibit C

ASSIGNMENT

WHEREAS, OverAdMedia (“Assignor”), is the owner of the entire right, title and interest in and to the Assets as defined in that certain Asset Purchase Agreement, dated February 5, 2015 (the “Asset Purchase Agreement”), by and between, among others, Assignor and Sydys Corp., a Nevada corporation (“Assignee”) and has the right to make this assignment; and

WHEREAS, Assignor has agreed to assign and transfer its entire right, title and interest in and to the Assets to Assignee pursuant to the Asset Purchase Agreement;

NOW, THEREFORE, in view of the promises herein and in the Agreement, and in consideration of the sum of One Dollar ($1.00) and other valuable and legally sufficient consideration, the receipt of which is hereby acknowledged by Assignor, Assignor does hereby sell, convey, transfer, assign and deliver unto Assignee, its successors and assigns, the entire right, title and interest in and to the Assets; and further assigns to said Assignee all of the goodwill associated with and symbolized by the intangible Assets, including but not limited to any and all common law rights associated with trademarks by virtue of their use in commerce, and in and to any and all renewals thereof; and in connection therewith further assigns to said Assignee the priority right provided by the International Convention, together with all rights to sue and recover for past infringement thereof, to have and to hold forever for the sole and exclusive use and benefit of Assignee.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by a duly authorized officer on the 13th day of February 2015.

ASSIGNOR

OverAdMedia

/s/ Michael Warsinske

By: Michael Warsinske
Its: Chief Executive Officer

State of Washington

)ss.

County of King

On this 13th day of February, 2015, before me appeared Michael Warsinske, the person who signed the foregoing ASSIGNMENT, who acknowledged to me that he read and signed it as a free and voluntary act on behalf of OverAd Media with authority to do so.

/s/ Christopher W. Panerio

________________________________

Notary Public

[SEAL AFFIXED]

My Commission Expires:

Residing at:

July 5, 2017

Seattle

Exhibit D

DEMAND PROMISSORY NOTE

AMOUNT: $40,000.00

DATE:  February 9, 2015

 FOR VALUE RECEIVED, the undersigned SYDYS CORP. (“Payor”), promises to pay to the order of MICHAEL WARSINSKE (“Holder”), on demand, at such address as may be designated in writing by Holder of this Note, the principal amount of FORTY THOUSAND DOLLARS ($40,000.00) together with interest on the unpaid principal amount from the date hereof, at the rate of eight percent (8%) per annum.

 All payments of principal, interest or other amounts payable on or in respect of this Note shall be made in lawful currency of the United States of America in immediately available funds, to the Holder, unless otherwise directed in writing by Holder.

 Any waiver of any payment due hereunder or the acceptance by the Holder of partial payments hereunder shall not, at any other time, be taken to be a waiver of the terms of this Note or any other agreement between the Payor and the Holder.

 Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

 This Note shall be governed by and interpreted in accordance with the laws of the State of Washington.

 IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

PAYOR: SYDYS CORP.

/s/ Kenneth J. Koock

_________________________________

Kenny J. Koock, Chief Executive Officer

EXHIBIT E

FORM OF DEBT FORGIVENESS AND RELEASE

WHEREAS, the undersigned is owed, as of February _, 2015, the amount listed below from Sydys Corp.  (“SYYC”), for the reasons listed below (the “Obligation”);

WHEREAS, the undersigned is aware of that certain Asset Purchase Agreement (the “Agreement”) entered into by and between SYYC and OverAdMedia (“OverAdMedia”);

WHEREAS, the undersigned is owed $______________________ from SYYC for services rendered to SYYC (the “Debt”);

WHEREAS, the undersigned desires to extinguish the Debt in exchange for the SYYC Shares;

WHERAS, in connection with the Closing of the transactions contemplated by this Agreement, SYYC shall issue ______________________ shares of its common stock to the undersigned in full satisfaction of the Debt (the “Creditor Shares”).

NOW, THEREFORE, effective at the closing of the transactions under the Agreement, the undersigned consents and agrees to the following:

1.

The Debt will be extinguished in exchange for the Creditor Shares.

2.

The undersigned will execute any additional documents required by SYYC and/or OverAdMedia to effect and confirm the debt forgiveness.

The Undersigned:

________________________________________
Signature
Print Name:
Dated: ______________________